EXHIBIT 1.(b)(viii)(1)

                               CUSTODIAN CONTRACT

     This Contract between The Prudential Series Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 3003 North Central Avenue, Phoenix, Arizona 85012, hereinafter called the "Fund", and Manufacturers Hanover Trust Coinpany, 40 Wall Street, New York, New York 10015. Hereinafter called the "Custodian",

     WHEREAS, the Fund is authorized to issue shares of capital stock ("Shares") in separate classes, with each such class representing interests in a separate portfolio of securities and other assets which are referred to herein as the "Funds"; and

     WHEREAS, the Fund offers Shares in eight classes, the Money Market Portfolio Capital Stock, the Bond Portfolio Capital Stock, the Common Stock Portfolio Capital Stock, the Agressively Managed Flexible Portfolio Capital Stock, and the Conservatively Managed Flexible Portfolio Capital Stock, the Zero Coupon Bond--1990 Portfolio Capital Stock, the Zero Coupon Bond--1995
Portfolio Capital Stock, and the Zero Coupon Bond--2000 Portfolio Capital
Stock;

     WITNESSETH: That in consideration of the mutual convenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

     The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Fund's By-Laws. The Fund agrees to deliver to the Custodian all securities and


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cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $0.01 par value, ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

      Upon receipt of "Instructions" (within the meaning of Section 2.14), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian to the extent that such sub-custodian's responsibilities and liabilities are similar in nature and scope to those imposed by this Contract with respect to the functions to be performed by such sub-custodian.

2. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each of the Funds all securities held by each of the Funds, other than securities which are maintained pursuant to Section 2.10


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     in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System".

     Pursuant to Instructions, Custodian shall accept delivery of securities loaned by the Fund or collateral for loaned securities on behalf of the Fund. Custodian agrees to maintain separate records for the holding of collateral.

2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.11 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities owned by the Fund;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or


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          otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.10; or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that in any such case, the new securities are to be delivered to the Custodian;

     7) To the broker selling the same for examination in accordance with the "street delivery" custom;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for the conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of


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          such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Fund.

     11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund;

     12) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

     13)  For any other proper corporate purpose.

2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the names of each of the Funds or in the name of its nominee GIBCO, which shall be used only for registration of securities owned by the Fund, or owned by or in portfolios managed by The Prudential Insurance Company of America.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account in the name of each of the Funds,


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     subject only to draft or order by the Custodian or the Fund acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each of the Funds, other than cash maintained by the Funds in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to this credit as Custodian in the Banking
     Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desireable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund Such funds shall be deposited by the Custodian in this capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Payments for Shares. The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into each of the Fund's account such payments as are received for the corresponding classes of capital stock of the Fund issued or sold from time to time by the Fund. The Custodian


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     will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

2.6 Collection of Income. The Custodian shall use its best efforts to collect when due and payable all income and other payments: (a) with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and (b) with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the proper custodian account of each of the Funds. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as when they become due and shall collect interest when due on securities held hereunder. Proceeds from the sale of securities and amounts due on securities which mature or are redeemed shall be credited in like funds to the proper account of the Fund on the date the funds are received.

2.7 Payment of Fund Moneys. Upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys for the Fund in the following cases only:

     1) Upon the purchase of securities for the account of each of the Funds but only (a) against the delivery


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          of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the appropriate Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker or dealer, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

     2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2. hereof;

     3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.8 hereof;


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     4)   For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account for the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

     6)   For any other proper purpose.

2.8 Payments for Repurchases or Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitation of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of the Article 2 as the Custodian may from time to time direct; provided , however, that the appointment of any agent shall not relieve the


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     Custodian of its responsibilities or hereunder.

2.10 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in the Depository Trust Company, book-entry system of the Federal Reserve Bank of New York, and any domestic securities depository registered with the Securities and Exchange Commission under section 17A of the Securities Exchange Act of 1934, which is approved by vote of the Board of Directors of the Fund, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities for the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to each of the Funds;


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     3)   The Custodian shall pay for securities purchased for each account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the proper account of the Fund. The Custodian shall transfer securities sold for each account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the proper account of the Fund. Copies of all advices from the Securities System of transfers of securities for the accounts of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the proper account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the accounts of the Funds on the next business day;


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     4)   Upon written request of the Fund, the Custodian shall provide the Fund with any report obtained by the Custodian on the procedures for safeguarding securities deposited in the Securities System;

     5) Anything to the c6ntrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or willful misconduct of the Custodian or any of its agents or of any of its or their employees. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.11 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.


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2.12 Proxies. The Custodian shall, with respect to the securities held hereunder, promptly deliver or cause to be executed and delivered by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities. Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the Fund, except in accordance with Instructions signed by an officer of the Fund.

2.13 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of the rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall


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     notify the Custodian in writing at least three business days prior to the date on which the Custodian is to take such action. Such notification will not be considered effective unless the securities whose tender or exchange is sought are in position in the Fund's account on the day such notification is received.

2.14 Instructions. Two officers of the Fund will execute and provide to the Custodian a certificate in the form annexed hereto as Appendix A, indicating the names and signatures authorized to give oral and written instructions on behalf of the Fund ("Authorized Persons"), together with any changes which may occur from time to time. In the event that any person named in the most recent certification shall cease to be so authorized, the Fund shall furnish the Custodian with a superseding certificate advising it to that effect. In the absence of such a superseding certificate, the Custodian shall be entitled to rely upon the signatures of all persons named in the most recently dated and delivered certification.

     The Custodian shall be entitled to rely upon any oral instructions and any written instructions actually received by the Bank pursuant to this Contract and reasonably believed to be from an Authorized Person. As used herein "written instructions" shall include instructions transmitted to the Custodian via the GEOPAC


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     Information System, which is the direct on-line electronic link between the Fund and the Custodian for the transmission of communications relating to the movement and control of the securities hereunder. The Fund and the Custodian agree that the Fund should transmit oral instructions concerning transactions to the Custodian only in the event that the GEOPAC Information System is not operational and only in accordance with the procedures for transmitting such oral instructions annexed hereto as Appendix B. The Fund agrees that, absent negligence on the part of the Custodian, the Custodian shall incur no liability to the Fund in acting upon oral instructions or written instructions given to the Custodian hereunder concerning transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

2.15 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, such as postage or the payment for courier services, provided that all such payments shall be accounted for to the Fund;

     2) surrender securities in temporary form for securities in definitive form;


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     3)   endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

2.16 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence
     (a) of the authority of any person to act in accordance with such vote or
     (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Values and Net Income.

     The Custodian shall cooperate with and supply


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necessary information to the entity or entities appointed by the Board of
Directors of the Fund to keep the books of account of the Fund and/or compute the net asset values per share of the outstanding shares of each class of capital stock of the Fund.

4.   Records

     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. Such records shall be open to inspection at reasonable times during the regular business hours of the Custodian by duly authorized officers, employees or agents of the Fund and by any representative of an appropriate regulatory body; provided, however, that written instructions to that effect are furnished to the Custodian by the Fund or by the Treasurer, the Comptroller, any assistant treasurer or any assistant comptroller of The Prudential Insurance Company of America. Both the Custodian and the Fund shall keep confidential any information obtained pursuant to this Contract and disclose such information only if the other party has authorized such disclosure. Not withstanding the foregoing, the Custodian shall furnish applicable federal and state regulatory authorities with any information or reports in connection with this contract which such authorities may request. The


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Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each of the Funds and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. In the event of termination of this Contract for any reason, the Custodian shall provide to the Fund a complete list of assets held pursuant to this Agreement and shall preserve the records relating to its activities and obligations hereunder for the period or periods prescribed by applicable federal and state law.

5.   Reports to Fund

     Upon written request of the Fund, the Custodian shall provide the Fund, or the Fund's independent public accountant, at such times as they may reasonably require, with reports on its procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

6.   Compensation of Custodian

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as


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agreed upon from time to time. Except as otherwise provided in this Contract, the Custodian may not charge the assets of the Fund for the Custodian's compensation or expenses, or withhold delivery of any such assets pending payment, in part or full, of such compensation or expenses. It is understood that payment by the Fund of such compensation and expenses shall not be unreasonably withheld.

7.   Responsibility

     The Custodian will be strictly liable for all losses due to burglary, robbery, theft, fire and mysterious disappearance, regardless of whether such a loss occurs while the assets are on deposit with the Custodian, or any nominee of the Custodian, or the Federal Reserve Bank of New York in connection with book-entry procedures as provided in Treasury Department regulations in effect from time to time, or a domestic securities depository (hereinafter "depository") registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934 ("1934 Act"), and any successor thereto, or any other agent of the Custodian at the time of the loss. Under no circumstances, however, shall the Custodian be liable for consequential damages under this Contract nor for causes beyond its control, which causes shall be war, insurrection, hurricane, cyclone, tornado, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity.

     For losses resulting from other causes the Custodian will be liable unless the Custodian can prove that it and any


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of its agents or nominees, the Federal Reserve Bank of New York in connection with book-entry procedures, as provided in Treasury Department regulations in effect from time to time, and any domestic securities depository registered with the SEC under Section 17A of the 1934 Act, and any successor thereto, were not negligent and did not act with willful misconduct. The Custodian may apply for and obtain the advice and opinion of counsel to the Fund with respect to questions of law and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advise or opinion. Except as provided in the preceding paragraph, in the performance of its duties hereunder, the Custodian shall be held to the standard of reasonable care and diligence.

     In the event of loss, damage or injury to the securities while on deposit with the Custodian, its agents or any nominee of the Custodian, including the Federal Reserve Bank of New York in connection with book-entry procedures, or any domestic securities depository registered with the SEC under the 1934 Act, and any successory thereto, or any other agent of the Custodian, the Custodian shall promptly cause such securities to be replaced by other securities of like kind and quality, together with all rights and privileges pertaining thereto.

     In the event the Custodian is unable to replace the securities, the Custodian shall remit to the Fund cash equal to the fair market value of the securities as of the date of discovery of the loss. The Custodian may at its option insure


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itself against loss from any cause but shall be under no obligation to insure for the benefit of the Fund.

     The Custodian shall be under no duty or obligation to inquire into and shall not be liable for:

     (a) the validity of the issue of any securities purchased by or for the Fund, the legality of the purchase thereof or the propriety of the amount paid therefor;

     (b) the legality of any sale of any securities by or for the Fund or the propriety of the amount for which the same are sold;

     (c) the legality of an issue or sale of any Shares or the sufficiency of the amount to be received there for;

     (d) the legality of the redemption of any Shares of the propriety of the amount to be paid therefor; or

     (e) the legality of the declaration or payment of any dividend by the Fund.

     The Custodian shall not be liable for, or considered to be the custodian of any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it for the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the securities belonging to the Fund. The Custodian shall not be liable for any securities and cash sent, delivered or transmitted by the Fund, its brokers, dealers or similar agents and which are not


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actually received by the Custodian, its designated agents, nominees or domestic depositories.

     The Custodian shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles of Incorporation or By-Laws, any federal or state statutes or any rule or regulation of any governmental agency.

     With respect to any directions to receive securities in transactions not placed through the Custodian, the Custodian shall have no duty or responsibility to advise the Fund of non-receipt of, or to take any steps to obtain delivery of, securities from brokers or others either against payment or free of payment.

     The Custodian will provide the Fund with a daily listing of all deliveries of securities for the account of the Fund via the GEOPAC Information System. By reviewing the GEOPAC daily listing of securities received for the Funds, the Fund may ascertain any instances of non-receipt of delivery of securities.

     The Custodian shall be under no duty to supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or other disposition of any property held hereunder unless provided for by separate written agreement.


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     The extent of any loss sustained hereunder shall be determined by the market value thereof at the date of the discovery of such loss.

8.   Bankers Blanket Bond

     The Custodian represents and warrants that it presently has in force, and will maintain in force during the terms of this Agreement, Bankers Blanket Bond insurance coverage under Form No. 24 in an amount which the Custodian deems to be appropriate, together with a "Central Handling of Securities--Discovery Form" Rider thereto.

9.   Effective Period, Termination and Amendment

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing. The Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation. The Fund may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the assignment of the Contract by the Custodian without the prior written approval of the Fund or in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.  Successor Custodian

     If a successor custodian shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of is own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain the the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.  Additional Provisions

     In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. Additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.  Additional Funds

     In the event that the Fund establishes one or more classes of capital stock in addition to the classes already authorized as described above, which will represent interests in one or more portfolios with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such Portfolio shall become one of the Funds hereunder.

13.  New York Law to Apply

     This Contract shall be governed by and the provisions thereof construed and interpreted under and in accordance with laws of the State of New York.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of June, 1986.

SEAL
                                    THE PRUDENTIAL SERIES FUND, INC.

ATTEST

/s/                               By  /s/
-------------------------------       ------------------------------------
Assistant Secretary                         Comptroller

SEAL                                    MANUFACTURERS  HANOVER  TRUST COMPANY

ATTEST


/s/                                     By /s/
--------------------------------           --------------------------------
Assistant Secretary

                                                                     APPENDIX A
                        ThE PRUDENTIAL SERIES FUND, INC.

                                *   *   *   *   *

                           CERTIFICATE OF DESIGNATION

     I, Charles A. McGee, Comptroller, and I, Paul S. Felnberg, Assistant Secretary of The Prudential Series Fund, Inc. (the "Fund"), a Maryland corporation, do hereby certify that the individuals whose names are set forth below have been duly authorized to act as "Authorized Persons" of the Fund, as defined under the terms of the Custodian Contract, dated June 1, 1986, by and between the Fund and Manufacturers Hanover Trust company, and that the signatures set forth opposite their respective names and are their true and correct signatures:

     NAME                                        SIGNATURES
     ----                                        ----------

SHORT TERM BOND TRADES
----------------------
Dawne Muller                                     DAWNE MULLER
                                                 -------------------
Raymond Pruszkowski                              RAYMOND PRUSZKOWSK
                                                 -------------------
Hope Power                                       HOPE POWER
                                                 -------------------
Lisa Feliman                                     LISA FELIMAN
                                                 -------------------
Coleen Dempsey                                   COLEEN DEMPSEY
                                                 -------------------
Anna Tyler                                       ANNA TYLER
                                                 -------------------
Delores Wilkerson                                DELORES WILKERSON
                                                 -------------------


LONG TERM BOND TRADES
---------------------
Patricia Mallon                                  PATRICIA MALLON
                                                 ------------------
Mark Armellino                                   MARK ARMELLINO
                                                 ------------------
Brenda Zuckerman                                 BRENDA ZUCKERMAN
                                                 ------------------
Gale Mattina                                     GALE MATTINA
                                                 ------------------
Laurie Shannon                                   LAURIE SHANNON
                                                 ------------------
Bruce Repasy                                     BRUCE REPASY
                                                 ------------------
Leslie McQueen                                   LESLIE McQUEEN
                                                 ------------------

     NAME                                        SIGNATURES
     ----                                        ----------

STOCK TRADES
-------------
Carolyn Redden                                   CAROLYN REDDEN
                                                 --------------------
Kern  Fanelli                                    KERN  FANELLI
                                                 --------------------
Molses Estevez                                   MOLSES ESTEVEZ
                                                 --------------------
Debra Kohnken                                    DEBRA KOHNKEN
                                                 --------------------
Amy West                                         AMY WEST
                                                 --------------------
Patricia Della Porta                             PATRICIA DELLA PORTA
                                                 --------------------
Dean Dubovy                                      DEAN DUBOVY
                                                 --------------------
Daniel Williams                                  DANIEL WILLIAMS
                                                 --------------------
James Herbst                                     JAMES HERBST
                                                 --------------------
Darlene Pyontek                                  DARLENE PYONTEK
                                                 --------------------
David Rodgers                                    DAVID RODGERS
                                                 --------------------
Alice Fairchild                                  ALICE FAIRCHILD
                                                 --------------------
Patricia Moran                                   PATRICIA MORAN
                                                 --------------------
Sabrina Badagliacca                              SABRINA BADAGLIACCA
                                                 --------------------


INVESTMENT AUDITING--TRADE CONFIRMATION
---------------------------------------
Chuck Levy (primary contact)                     CHUCK LEVY
                                                 --------------------
Bill Wiegand                                     BILL WIEGAND
                                                 --------------------
Larry Weimer                                     LARRY WEIMER
                                                 --------------------
Carol Raskin                                     CAROL RASKIN
                                                 --------------------
Fran Cofone                                      FRAN COFONE
                                                 --------------------

     IN WITNESS WHEREOF, we have hereunto signed our names and the Secretary of the Fund has affixed the seal of the Fund.

Dated: May 30, 1986                  CHARLES A. MCG[ILLEGIBLE]   Comptroller
                                     ------------------------------------------
                                           (Name)                 (Title)


                                     PAUL [ILLEGIBLE]       Assistant Secretary
                                     ------------------------------------------
                                           (Name)                 (Title)

                                                                   Appendix B

                        PROCEDURES FOR ORAL COMMUNICATION
                             OF TRADES TO CUSTODIAN

     The Fund will communicate all trade information to the Custodian via the GEOPAC Information System ("GEOPAC"). The Custodian shall not be required to act upon any written trade instructions other than those sent through GEOPAC. Except as indicated below, Custodian shall not be required to act upon any oral trade instructions provided by the Fund.

     The following procedures for the transmission and receipt of oral instructions shall be utilized only in the event that GEOPAC is non-operational and trade instructions involving purchases and sales scheduled to settle on the same day cannot therefore be electronically communicated to Custodian via
GEOPAC:

     -- An Authorized Person from the Investment Auditing Division of The Prudential Insurance Company of America previously identified by the Fund in writing to the Custodian will telephone the Custodian at (212) 623-1868. Such individual shall identify himself by name and shall furnish the current transaction code to the Custodian's representative. Immediately thereafter such Authorized Person shall arrange to have an individual from the Fund connected to the conversation who will identify himself by name and read the trade instructions to the Custodian. The Authorized Person shall verify the accuracy of each trade as read and shall confirm each such transaction to the Custodian.

     -- The trade information communicated to the Custodian's representative will be read back to the Authorized Person who will verify that it was correctly transcribed.

     -- At the time of the telephone call, the name of the Custodian's representative and the number and nature of the trades communication will be logged by the Authorized Person who called the Custodian.

     -- Codes will be provided to the Custodian for sixty (60) day periods with new codes provided ten (10) days in advance of the expiration period for the prior code.

     -- If the Authorized Person is unable to verify the details of any trade or incorrectly verifies the details of any transaction, the Custodian shall treat such trade as cancelled and shall refuse to go forward with any such trade and shall so advise the Authorized Person, whereupon the Custodian's obligations with respect to any such trade shall cease without further notice to the Fund.

     -- Incorrect or otherwise deficient authorizations will not be subject to rehabilitation by the same Authorized Person and a new instruction procedure must be implemented to reinstate the trade instructions.

     -- Once the trade information has been verified in accordance with the above procedures, the Custodian may act upon the instructions, provided in the case of deliveries out of the account, that the Securities are in position in the Fund's account at the time of receipt of the instruction to deliver out.

     -- It shall be the continuing obligation of the Fund to immediately notify the Custodian in writing of any additions or deletions to the listing of Authorized Persons and the Custodian shall not be required to honor the instructions of any person not previously designated in writing by the Fund as an Authorized Person for the above purposes.